Exhibit 99.1

Muzak Holdings LLC Announces Second Quarter Results

    FORT MILL, S.C.--(BUSINESS WIRE)--Aug. 11, 2005--Muzak Holdings LLC ("Muzak" or the "Company"), the leading provider of business music services in the United States, today announced financial results for the quarter ended June 30, 2005.
    Music and other business services revenue for the quarter ended June 30, 2005 was $46.9 million, a 2.4% increase, compared to $45.8 million for the quarter ended June 30, 2004. Equipment sales and related services revenue declined to $13.9 million in the quarter ended June 30, 2005 as compared to $14.1 million in 2004. As a result, total revenue for the quarter ended June 30, 2005 was $60.9 million, a 1.5% increase, compared to $60.0 million for the quarter ended June 30, 2004.
    The Company evaluates its operating performance using several measures, two of them being EBITDA (Earnings Before Interest, Taxes, Depreciation, and Amortization) and EBITDA as defined in our indentures, of which the primary difference is the exclusion of non-cash items. Since EBITDA as defined in the indentures is used to determine our ability to incur additional indebtedness, the Company believes it provides useful information to our investors. EBITDA was $9.6 million for the quarter ended June 30, 2005 as compared to $15.3 million in the quarter ended June 30, 2004. EBITDA as defined in our indentures, which excludes non-cash items, was $12.8 million, a decrease of $3.3 million or 20.7% as compared to $16.1 million in the 2004 period. The non-cash items excluded were comprised of the write-off of capitalized installation labor upon client contract terminations of $0.5 million and $0.2 million in the quarters ended June 30, 2005 and 2004, respectively, and loss on extinguishment of debt of $2.7 million and $0.6 million in 2005 and 2004, respectively.
    Additionally, both EBITDA measures include $1.3 million of restructuring charges relating to the implementation of our previously announced revised business plan and $1.7 million of notes receivable impairment charges in the quarter ended June 30, 2005. The notes receivable impairment charges are included in selling, general, and administrative expenses in the quarter ended June 30, 2005. The June 30, 2004 quarter results include $0.7 million of restructuring charges relating to centralization and reorganization in the quarter ended June 30, 2004.
    EBITDA is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, net income as a measure of performance, as determined in accordance with generally accepted accounting principles, known as GAAP. Net loss for the quarter ended June 30, 2005 was $16.3 million as compared to $10.8 million in the prior year. See attached reconciliation from net loss to EBITDA and to EBITDA as defined by the indentures.
    For the six months ended June 30, 2005, the Company had music and other business services revenue of $93.8 million, total revenue of $121.8 million, and EBITDA of $23.8 million, representing increases (decreases) of 2.8%, 1.7%, and (26.2%), respectively, over the comparable 2004 period. EBITDA as defined in our indentures was $27.3 million for the six months ended June 30, 2005, a decrease of $6.8 million or 19.9% as compared to $34.0 million in the 2004 comparable period. In addition to the items noted above in the quarter ended June 30, 2005, EBITDA and EBITDA as defined in our indentures include a $1.0 million settlement charge relating to the DMX lawsuit and associated legal expenses of $0.6 million in the six months ended June 30, 2005.
    Greg Rayburn joined Muzak on July 12, 2005 as Chief Executive Officer, replacing Lon Otremba who resigned to pursue other business interests. Mr. Rayburn is the Senior Managing Director and Practice Leader of FTI Palladium Partners, a division of FTI Consulting, Inc ("FTI"). He joins Muzak through an agreement between the Company and FTI. "We are pleased to have Greg on board as our new CEO and believe his past experiences are highly relevant to the challenges and significant opportunities he faces as he begins to lead Muzak," commented Royce Yudkoff, Managing Partner of ABRY Partners, the Company's majority owner.
    On June 24, 2005, the Company implemented a revised business plan in order to achieve more moderate growth levels, thereby reducing the number of annual new client location additions and the associated capital investments. This revised business plan should enable the Company to generate free cash flow after debt service obligations. In addition, the revised business plan provides a platform to accelerate current and future process improvement initiatives. In conjunction with the revised business plan, the Company recorded restructuring charges of $1.3 million in the second quarter of 2005 and expects annualized selling, general, and administrative workforce reduction savings of approximately $4.0 million. Following installation of the current backlog of new client locations, the Company expects to reduce its annual capital investment in new client locations by approximately $14.0 million.
    Muzak Holdings LLC will have a conference call on August 11, 2005 at 3:00 p.m. (Eastern Standard Time) to discuss second quarter results. The call in number is 1-800-756-4697 and the access code is 0801. A replay of the call will be available for one week beginning at 3:00 p.m on August 12, 2005. The replay number is 1-800-756-3819 and the access code is 080100.
    Muzak, the leading audio imaging company, enhances brands and creates experiences with AUDIO ARCHITECTURE(TM) and MUZAK VOICE(TM). More than 100 million people hear Muzak programs each day. We deliver music, messaging, and sound system design through more than 200 sales and service locations.
    The above statements include forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Some of these statements can be identified by terms and phrases such as "anticipate", "believe", "intend", "expect", "anticipate", "could", "may", "will" and similar expressions and include references to assumptions that the Company believes are reasonable and relate to our future prospects, developments and business strategies. Forward-looking statements involve risks and uncertainties, including, but not limited to those related to the Company's substantial leverage and debt service requirements, restrictions imposed by the terms of the Company's indebtedness, the Company's history of net losses, the Company's dependence on satellite delivery of its products, the Company's ability to integrate acquisitions, future capital requirements, the impact of competition and technological change, the availability of cost-effective programming, the impact of legislation and regulation, risks associated with the effect of general economic conditions and the other factors discussed in the Company's filings with the Securities and Exchange Commission. Actual results could differ materially from these forward-looking statements. The Company undertakes no obligation to update these forward-looking statements.



                          Muzak Holdings LLC
                         Financial Highlights
----------------------------------------------------------------------
                  (unaudited, dollars in thousands)



                              Quarter Ended

                         6/30/2005  6/30/2004 (1) % Change  3/31/2005
                         ---------- ------------- --------- ----------
Selected Operations Data

 Revenues
  Music and Other
   Business Services     $  46,948  $     45,832       2.4% $  46,831
  Equipment Sales and
   Related Services         13,916        14,123      -1.5%    14,093
                         ---------- ------------- --------- ----------
         Total Revenues     60,864        59,955       1.5%    60,924
                         ---------- ------------- --------- ----------

 Cost of Revenues
  Music and Other
   Business Services        10,388         8,711      19.3%    10,079
  Equipment Sales and
   Related Services         13,450        12,561       7.1%    13,576
                         ---------- ------------- --------- ----------
     Total Cost of
      Revenues              23,838        21,272      12.1%    23,655
                         ---------- ------------- --------- ----------

 Selling, General and
  Administrative
  Amortization of
   Commissions               4,432         4,067       9.0%     4,543
  Other Selling, General
   and Administrative
   (2)                      19,087        16,997      12.3%    18,478
                         ---------- ------------- --------- ----------
         Total Selling,
          General and
          Administrative    23,519        21,064      11.7%    23,021
                         ---------- ------------- --------- ----------

 Restructuring Charges
  (3)                        1,344           694      93.7%         -
 Other (income) expense       (122)            1    -12300%        12
 Loss on early
  extinguishment of debt     2,735         1,663      64.5%         -
                         ---------- ------------- --------- ----------

  EBITDA (4)             $   9,550  $     15,261     -37.4% $  14,236
                         ========== ============= ========= ==========
    EBITDA Margin             15.7%         25.5%                23.4%


Other financial data

 EBITDA per the
  indentures             $  12,807  $     16,144            $  14,443
 Muzak LLC Interest
  Expense                   11,319        10,036               10,586
 Muzak Holdings LLC
  Interest Expense          12,136        11,341               11,400
 Muzak LLC Net Debt to        8.22x         6.16x                7.15x
  EBITDA (5)
 Muzak Holdings LLC Net       8.69x         6.54x                7.57x
  Debt to EBITDA (5)

Balance sheet data (end
 of period)

 Cash Balance (6)        $  23,870  $        215            $   2,826
 Revolving Loan                  -        24,000               42,500
 Muzak LLC Total Debt
  (7)                      443,097       398,114              415,928
 Muzak Holdings LLC
  Total Debt (7)           467,342       422,359              440,173


                         Muzak Holdings LLC
                        Financial Highlights
---------------------------------------------------------------------
                  (unaudited, dollars in thousands)



                                       Six months ended

                                   6/30/2005  6/30/2004 (1) % Change
                                   ---------- ------------- ---------
Selected Operations Data

 Revenues
   Music and Other Business
    Services                       $  93,779  $     91,215       2.8%
   Equipment Sales and Related
    Services                          28,009        28,530      -1.8%
                                   ---------- ------------- ---------
             Total Revenues          121,788       119,745       1.7%
                                   ---------- ------------- ---------

 Cost of Revenues
   Music and Other Business
    Services                          20,467        17,160      19.3%
   Equipment Sales and Related
    Services                          27,026        25,945       4.2%
                                   ---------- ------------- ---------
      Total Cost of Revenues          47,493        43,105      10.2%
                                   ---------- ------------- ---------

 Selling, General and
  Administrative
   Amortization of Commissions         8,975         7,323      22.6%
   Other Selling, General and
    Administrative (2)                37,565        34,731       8.2%
                                   ---------- ------------- ---------
             Total Selling, General
              and Administrative      46,540        42,054      10.7%
                                   ---------- ------------- ---------

 Restructuring Charges (3)             1,344           694      93.7%
 Other (income)                         (110)           (2)   5400.0%
 Loss on early extinguishment of
  debt                                 2,735         1,663      64.5%
                                   ---------- ------------- ---------

  EBITDA (4)                       $  23,786  $     32,231     -26.2%
                                   ========== ============= =========
    EBITDA Margin                       19.5%         26.9%

 EBITDA per the indentures         $  27,250  $     34,036


(1)As previously disclosed, the Company discovered an error pertaining to revenue and accounts receivable cutoff procedures dating back to the time of the merger of Audio Communications Network and Muzak Limited Partnership in March 1999. In addition, the Company has restated its 2004 quarterly information to reflect year end adjustments. The financial statement impact of this error and 2004 year end adjustments for periods included within this press release are as follows (in thousands):



                                     Quarter ended June 30 ,2004
                                 As reported   Adjustment  As restated
                                ------------ ------------- -----------
 Statement of Operations
 Music and other business
  services revenue                    45,971         (139)    45,832
 Equipment revenue                    14,199          (76)    14,123
 Costs of equipment revenues          12,752         (191)    12,561
 Amortization of commissions           4,132          (65)     4,067
 Other Selling, general, and
  administrative expenses             16,632          365     16,997
 EBITDA                               15,582         (321)    15,261
 Depreciation and amortization        15,054         (243)    14,811
 Net loss                            (10,759)         (81)   (10,840)

                                   Six Months ended June 30 ,2004
                                As reported   Adjustment   As restated
                                ------------ ------------- -----------
 Statement of Operations
 Music and other business
  services revenue                    91,239          (24)    91,215
 Equipment revenue                    29,004         (474)    28,530
 Costs of equipment revenues          25,357          588     25,945
 Amortization of commissions           8,678       (1,355)     7,323
 Other Selling, general, and
  administrative expenses             33,186        1,545     34,731
 EBITDA                               33,497       (1,266)    32,231
 Depreciation and amortization        31,194         (603)    30,591
 Net loss                            (19,560)        (672)   (20,232)



(2)Selling, general, and administrative expenses include $1.7 million impairment charges on notes receivable for the quarter and six months ended June 30, 2005.

  Selling, general, and administrative expenses include $0.5 million and $0.7 million capitalized labor impairment charges for the quarter and six months ended June 30, 2005, respectively and include $0.2 million and $1.1 million capitalized labor impairment charges for the quarter and six months ended June 30, 2004, respectively.

  Selling, general, and administrative expenses for the six months ended June 30, 2005 include a $1.0 million charge for the settlement with DMX Music, Inc and associated legal expenses of $0.6 million.

(3)Restructuring charges include $0.6 million of severance relating to implementation of the revised business plan on June 24, 2005 and include $0.7 million impairment of lease obligations due to excess capacity in certain field office locations.

(4)Represents net income before interest, income tax benefit (expense), depreciation and amortization. The Company evaluates performance using several measures, one of them being EBITDA as defined by our Senior Discount Notes, Senior Subordinated Notes, and Senior Notes indentures (the "Notes"). EBITDA is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, net income as a measure of performance, as determined in accordance with generally accepted accounting principles, known as GAAP. However, management believes that EBITDA provides useful information because EBITDA as defined by our Notes indentures is used to determine our ability to incur additional indebtedness. The following tables provides a reconciliation from net income to EBITDA and to EBITDA as defined in the Notes.




                                    Three months ended
                                   Q2 2005      Q2 2004      Q1 2005
                                ------------- ------------ -----------
 Net Loss                       $    (16,279) $   (10,840) $  (11,443)
 Interest expense                     12,136       11,341      11,400
 Taxes                                   (16)         (51)        (52)
 Depreciation and amortization        13,709       14,811      14,331
                                ------------- ------------ -----------
 EBITDA                                9,550       15,261      14,236
                                ------------- ------------ -----------
 Non-cash items                        3,257          883         207
                                ------------- ------------ -----------
 EBITDA pursuant to the Notes   $     12,807  $    16,144  $   14,443
                                ============= ============ ===========

                                     Six months ended
                                   Q2 2005      Q2 2004
                                ------------- ------------
 Net Loss                       $    (27,722) $   (20,232)
 Interest expense                     23,536       21,946
 Taxes                                   (68)         (74)
 Depreciation and amortization        28,040       30,591
                                ------------- ------------
 EBITDA                               23,786       32,231
                                ------------- ------------
 Non-cash items                        3,464        1,805
                                ------------- ------------
 EBITDA pursuant to the Notes   $     27,250  $    34,036
                                ============= ============



(5)Reflects Total Debt described in (7) below less unrestricted cash divided by EBITDA per the Notes on a Last Quarter Annualized
   Basis.

(6)June 30, 2005 cash balance includes restricted cash of $1.8 million, which was used to cash collateralize letters of credit

(7)Total Debt excludes $2.0 million of debt of a subsidiary that is non-recourse to the Company.


    CONTACT: Muzak Holdings LLC
             Catherine Walsh, 803-396-3000